AMENDMENT NO. 2
PARTICIPATION AGREEMENT
The Participation Agreement (the “Agreement”), dated as of September 14, 2005, by and among AIM Variable Insurance Funds, a Delaware trust, Invesco Aim Distributors, Inc., a Delaware corporation, and New York Life Insurance and Annuity Corporation, a Delaware life insurance company, is hereby amended as follows:
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Global Real Estate Fund — Series I Shares

AIM V.I. International Growth Fund — Series I Shares

SEPARATE ACCOUNTS UTILIZING THE FUNDS

NYLIAC Corporate Sponsored Variable Universal Life — Separate Account I

NYLIAC Private Placement Variable Universal Life Separate Account — I

NYLIAC Private Placement Variable Universal Life — Separate Account II

NYLIAC Variable Universal Life — Separate Account I

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Corporate Executive Series Variable Universal Life (CorpExec VUL) Policy # 300-40 and # 301-43

Corporate Executive Private Placement Variable Universal Life Policy # 304-46C (Group) and Policy # 304-47 (Individual)

Variable Universal Life Accumulator Policy # 308-30

Survivorship Variable Universal Life Accumulator Policy # 308-151

Pinnacle Private Placement Variable Universal Life Policy # 301-41CERT (Group) and Policy # 301-42 (Individual)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: August 1, 2009.

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

Name: Title:	Peter Davidson Assistant Secretary	Name: Title:	John M. Zerr Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.

Attest: Name:	/s/ Peter Davidson Peter Davidson	By: Name:	/s/ John S. Cooper John S. Cooper
Title:	Assistant Secretary	Title:	President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Attest:	/s/ Jill Schlesinger Miller	By:	/s/ Robert J. Hebron
Name:	Jill Schlesinger Miller	Name:	Robert J. Hebron
Title:	Corporate Vice President	Title:	Senior Vice President

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